Contacts:    Media Relations - George Lewis, 610-774-4687
Investor Relations - Andy Ludwig, 610-774-3389

Talen Energy Reports First Quarter 2016 Results; Updates 2016 Guidance

2016 Financial Results

(in millions)	Three Months Ended
March 31, 2016
Adjusted EBITDA	$235
Adjusted Free Cash Flow	100
Net Income (Loss)	151
Cash from Operations	196

2016 Financial Outlook

•	Guidance ranges updated to include actual results from assets sold in 2016: Adjusted EBITDA projection updated to $655-$855 million and Adjusted Free Cash Flow projection updated to $260-$460 million[1]

Operating and Commercial Highlights

•	Sale of hydroelectric facilities in Pennsylvania completed April 1; including the previous sales of Ironwood and C.P. Crane plants in February, FERC mitigation requirements have been fully met

•	Gas co-firing capability for Brunner Island Unit 3 (750 megawatts) remains on schedule to be completed in the third quarter of 2016

•	Biennial scheduled refueling outage completed safely for Susquehanna Unit 1

•	Reliable fleet performance underscored by low forced outage rate

ALLENTOWN, Pa. (May 10, 2016) -Talen Energy Corporation (NYSE: TLN) reported this morning first quarter 2016 Adjusted EBITDA of $235 million, compared with $237 million in the first quarter of 2015, and Net Income of $151 million, compared with $96 million for the first quarter of 2015.
"Our solid first quarter results reflect the commitment of Talen Energy employees to execute our business strategy and deliver value despite the effects of a mild winter and low wholesale power prices," said Paul Farr, Talen Energy President and Chief Executive Officer. "We continue to position the company to be more resilient to periods of extended low commodity prices by cutting costs, making effective use of capital, and operating our plants safely and reliably."

Talen Energy completed the sale of the Holtwood and Lake Wallenpaupack hydroelectric facilities in April and completed the sale of the Ironwood and C.P. Crane plants in February to satisfy the requirements of a December 2014 Federal Energy Regulatory Commission (FERC) order approving the transactions that formed Talen Energy.

1 Previously announced 2016 guidance ranges for Adjusted EBITDA of $635-$835 million and for Adjusted Free Cash Flow of $250-$450 million assumed no contributions from assets that have been sold to satisfy the FERC mitigation requirement.

The company updated 2016 guidance ranges for Adjusted EBITDA and Adjusted Free Cash Flow to include actual results of the FERC mitigation assets that have been sold in 2016. The updated ranges are $655-$855 million for Adjusted EBITDA and $260-$460 million for Adjusted Free Cash Flow.

A key strategic objective that continues on schedule is the natural gas co-firing project at the 1,500-megawatt Brunner Island coal-fired plant in Pennsylvania. The company expects gas co-firing capability for the 750-megawatt Unit 3 to be completed in the third quarter of 2016. Co-firing of Units 1 and 2, which have a combined generating capacity of 750 megawatts, is on schedule for completion by the end of 2016.

Portfolio additions, cost optimization, and safe, reliable fleet performance helped the company maintain quarter-over-quarter Adjusted EBITDA even with the mild winter. The biennial scheduled refueling outage for Susquehanna Unit 1, which began in March, has been completed safely. The equivalent forced outage factor for the fleet was about 3 percent for the first quarter.

Review of Segment Results

Financial information for the first three months of 2015 represents only legacy Talen Energy Supply results and does not include results of the RJS Power acquisition or the MACH Gen acquisition, both of which occurred later in 2015.

(in millions)	Three Months Ended March 31,
	2016	2015
Operating Income (Loss)
East	$392	$231
West	(28)	(1)
Other (b)	(53)	(52)
Total	$311	$178

EBITDA (a)
East	$492	$315
West	(14)	(1)
Other (b)	(52)	(52)
Total	$426	$262

Adjusted EBITDA (a)
East	$276	$272
West	(10)	5
Other (b)	(31)	(40)
Total	$235	$237

(a)
EBITDA and Adjusted EBITDA are non-GAAP financial measures used by management, in addition to Operating Income, to evaluate Talen Energy's business on an ongoing basis. For the definitions of EBITDA and Adjusted EBITDA, a detailed itemization of adjustments, and a reconciliation of EBITDA and Adjusted EBITDA to Operating Income (Loss), see the tables at the end of this news release. Management does not allocate interest expense and income taxes on a segment level and therefore uses Operating Income (Loss) as the most directly comparable GAAP measure.

(b)	General and administrative expenses are not allocated to each segment and are included in the "Other" category.

East Segment

The East segment includes operations in PJM, New York ISO and ISO New England.

Operating Income increased by $161 million compared with the first quarter of 2015 primarily due to the gain on the sale of the Ironwood plant, and the factors that affected Adjusted EBITDA as described in the next paragraph.

Adjusted EBITDA increased $4 million compared with the first quarter of 2015. Higher margins from assets acquired during 2015, higher capacity prices, higher margins on full-requirements sales contracts, and higher retail electricity sales were offset by the addition of operation and maintenance costs associated with the assets acquired during 2015, lower realized energy prices, the timing of the nuclear refueling outage, and lost energy and capacity revenue from the sale of the Ironwood plant.

West Segment

The West segment includes operations in the ERCOT and WECC markets in Texas, Montana and Arizona.

Operating Income decreased by $27 million and Adjusted EBITDA decreased by $15 million compared with the first quarter of 2015, primarily due to the addition of operation and maintenance costs associated with the assets acquired during 2015, and lower realized energy prices in Montana, partially offset by higher margins from assets acquired during 2015.

Other

The "Other" category includes general and administrative expenses not allocated to a segment.

The $9 million improvement in Adjusted EBITDA compared with the first quarter of 2015 is primarily due to lower corporate expenses following the spinoff from PPL Corporation.

Adjusted Free Cash Flow

(in millions)	Three Months Ended
	March 31, 2016	March 31, 2015
Cash from Operations	$196	$221
Adjusted Free Cash Flow (a)	$100	$107

(a)
Adjusted Free Cash Flow is a non-GAAP financial measure used by management in addition to Cash from Operations. For the definition of Adjusted Free Cash Flow, a detailed itemization of adjustments and a reconciliation of Adjusted Free Cash Flow to Cash from Operations, see the tables at the end of this news release.

The $7 million decrease in Adjusted Free Cash Flow compared with the first quarter of 2015 is primarily due to the change in counterparty collateral received, partially offset by reduced capital expenditures.

Liquidity and Capital Resources

(in millions)	March 31, 2016	December 31, 2015
Cash and cash equivalents	$393	$141
Short-term debt (a)	—	608

(a)	December 31, 2015 includes $108 million that was reclassified to "Long-term debt" on the Balance Sheet at March 31, 2016 based on Talen Energy's intent and ability to refinance on a long-term basis.

The decrease in short-term debt was primarily due to the use of proceeds from the sales of the Ironwood and C.P. Crane plants to repay $600 million of outstanding borrowings under Talen Energy's revolving credit facilities.

Net cash provided by (used in) operating, investing and financing activities for the three months ended March 31, and the changes between periods were as follows.

(in millions)	2016	2015	Change - Cash
Operating activities	$196	$221	$(25)
Investing activities	583	(130)	713
Financing activities	(527)	(222)	(305)

2016 Financial Outlook

Talen Energy updated its 2016 guidance ranges for Adjusted EBITDA and Adjusted Free Cash Flow to include the results of mitigation asset sales it has completed. The forecast for Adjusted EBITDA is $655-$855 million. The forecast for Adjusted Free Cash Flow is $260-$460 million.
For a detailed itemization of adjustments and reconciliations of Adjusted EBITDA to Operating Income (Loss) and Adjusted Free Cash Flow to Cash from Operations, see the tables at the end of the news release.

Conference Call and Webcast

Talen Energy management will discuss these results during a conference call and webcast on May 10, 2016, beginning at 8 a.m. Eastern time. The phone number to join the conference call is 1-888-317-6003. Participants from outside of the United States should call 1-412-317-6061. The entry number to join the call is 5083196.
The webcast, in audio format with slides of the presentation, will be accessible on the Investors & Media section of the company’s website. A replay will be available on the website for those who are unable to listen live.
The Investors & Media section of the company's website contains a significant amount of information about Talen Energy, including financial and other information for investors. Talen Energy encourages investors to visit its website periodically to view new and updated information.

About Talen Energy
Talen Energy is one of the largest competitive energy and power generation companies in the United States. Our diverse generating fleet operates in well-developed, structured wholesale power markets. To learn more about us, visit www.talenenergy.com.

Forward-Looking Information
Statements contained in this presentation, including statements with respect to future earnings, EBITDA, Adjusted EBITDA or Adjusted Free Cash Flow results, cash flows, tax attributes, financing, regulation and corporate strategy are "forward-looking statements" within the meaning of the federal securities laws. These statements often include such words as "believe," "expect," "anticipate," "intend," "plan," "estimate," "target," "project," "forecast," "seek," "will," "may," "should," "could," "would" or similar expressions. Although Talen Energy believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: adverse economic conditions; changes in commodity prices and related costs; the effectiveness of Talen Energy's risk management techniques, including hedging; accounting interpretations and requirements that may impact reported results; operational, price and credit risks in the wholesale and retail electricity markets; Talen Energy's ability to forecast the actual load needed to perform full-requirements sales contracts; weather conditions affecting generation, customer energy use and operating costs and revenues; disruptions in fuel supply; circumstances that may impact the levels of coal inventory that are held; the performance of transmission facilities and any changes in the structure and operation of, or the pricing limitations imposed by, the RTOs and ISOs that operate those facilities; blackouts due to disruptions in neighboring interconnected systems; competition; federal and state legislation and regulation; costs of complying with environmental and related worker health and safety laws and regulations; the impacts of climate change; the availability and cost of emission allowances; changes in legislative and regulatory policy; security and safety risks associated with nuclear generation; Talen Energy's level of indebtedness; the terms and conditions of debt instruments that may restrict Talen Energy's ability to operate its business; the performance of Talen Energy's subsidiaries and affiliates, on which its cash flow and ability to meet its debt obligations largely depend; the risks inherent with variable rate indebtedness; disruption in financial markets; Talen Energy's ability to access capital markets; acquisition or divestiture activities, and Talen Energy's ability to realize expected synergies and other benefits from such business transactions, including in connection with the completed MACH Gen acquisition; changes in technology; any failure of Talen Energy's facilities to operate as planned, including in connection with scheduled and unscheduled outages; Talen Energy's ability to optimize its competitive power generation operations and the costs associated with any capital expenditures, including the Brunner Island dual-fuel project; significant increases in operation and maintenance expenses; the loss of key personnel, the ability to hire and retain qualified employees and the impact of collective labor bargaining negotiations; war, armed conflicts or terrorist attacks, including cyber-based attacks; risks associated with federal and state tax laws and regulations; any determination that the transaction that formed Talen Energy does not qualify as a tax-free distribution under the Internal Revenue Code; Talen Energy's ability to successfully integrate the RJS Power businesses and to achieve anticipated synergies and cost savings as a result of the spinoff transaction and combination with RJS Power; costs of complying with reporting requirements as a newly public company and any related risks of deficiencies in disclosure controls and internal control over financial reporting as a standalone entity; and the ability of affiliates of Riverstone Holdings, LLC, to exercise influence over matters requiring Board of Directors and/or stockholder approval. Any such forward-looking statements should be considered in light of such important factors and in conjunction with Talen Energy's Form 10-K for the year ended December 31, 2015 and its other reports on file with the Securities and Exchange Commission.

Definition of Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying earnings release contains non-GAAP financial measures EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow, which we use as measures of our performance.

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted for certain non-cash and other items that management believes are not indicative of ongoing operations, including, but not limited to, unrealized gains and losses on derivative contracts, stock-based compensation expense, asset retirement obligation accretion, gains and losses on securities in the nuclear decommissioning trust fund, impairments, gains or losses on sales, dispositions or retirements of assets, debt extinguishments, and transition, transaction and restructuring costs.

EBITDA and Adjusted EBITDA are not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP as indicators of operating performance and are not necessarily comparable to similarly-titled measures reported by other companies. We believe EBITDA and Adjusted EBITDA are useful to investors and other users of our financial statements in evaluating our operating performance because they provide additional tools to compare business performance across companies and across periods. We believe that EBITDA is widely used by investors to measure a company’s operating performance without regard to such items as interest expense, income taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, we believe that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. We adjust for these and other items, as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. In summary, our management uses EBITDA and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, stockholders, creditors, analysts and investors concerning our financial performance.

Adjusted Free Cash Flow represents Cash from Operations less capital expenditures, excluding growth-related capital expenditures, adjusted for changes in counterparty collateral and further adjusted for after-tax transaction and restructuring costs, and certain other after-tax cash items that management believes are not indicative of ongoing operations. Adjusted Free Cash Flow should not be considered an alternative to Cash from Operations, which is determined in accordance with GAAP. We believe that Adjusted Free Cash Flow, although a non-GAAP measure, is an important measure to both management and investors as an indicator of the company’s ability to sustain operations without additional outside financing beyond the requirement to fund maturing debt obligations. These measures are not necessarily comparable to similarly-titled measures reported by other companies as they may be calculated differently.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)
Condensed Consolidated Balance Sheets (Unaudited)
(Unaudited)
(Millions of Dollars)
	March 31,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$393	$141
Restricted cash and cash equivalents	72	106
Accounts receivable (less reserve: 2016, $1; 2015, $1)	249	267
Unbilled revenues	141	160
Fuel, materials and supplies	484	508
Prepayments	65	52
Price risk management assets	680	562
Assets held for sale	429	954
Other current assets	15	12
Investments	988	976
Property, Plant and Equipment	14,653	14,462
Less: accumulated depreciation	6,551	6,411
Property, plant and equipment, net	8,102	8,051
Construction work in progress	459	536
Total Property, Plant and Equipment, net	8,561	8,587
Other intangibles	312	310
Price risk management assets	160	131
Other noncurrent assets	46	43
Total Assets	$12,595	$12,809

Liabilities and Equity
Short-term debt	$—	$608
Long-term debt due within one year	354	399
Accounts payable	277	291
Liabilities held for sale	—	33
Other current liabilities	909	757
Long-term Debt	3,914	3,787
Deferred income taxes and investment tax credits	1,610	1,602
Price risk management liabilities - noncurrent	127	108
Accrued pension obligations	346	340
Asset retirement obligations	499	490
Other deferred credits and noncurrent liabilities	96	91
Common Stock and additional paid-in capital	4,707	4,702
Accumulated deficit	(222)	(373)
Accumulated other comprehensive income (loss)	(22)	(26)
Total Liabilities and Equity	$12,595	$12,809

(a) The Financial Statements in this news release have been condensed and summarized for the purposes of presentation. Please refer to Talen Energy Corporation's periodic filings with the Securities and Exchange Commission for full Financial Statements, including note disclosures and certain defined terms used herein.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
(Millions of Dollars, Except Share Data)
	Three Months Ended
	March 31,
	2016	2015
Operating Revenues
Wholesale energy	$800	$676
Retail energy	259	311
Energy-related businesses	114	104
Total Operating Revenues	1,173	1,091
Operating Expenses
Operation
Fuel and energy purchases	491	515
Operation and maintenance	282	222
(Gain) loss on sale	(140)	—
Depreciation	109	77
Taxes, other than income	11	3
Energy-related businesses	109	96
Total Operating Expenses	862	913
Operating Income (Loss)	311	178
Other Income (Expense) - net	6	7
Interest Expense	60	36
Income (Loss) Before Income Taxes	257	149
Income Taxes	106	53
Income (Loss) After Income Taxes	151	96
Net Income (Loss)	$151	$96

Earnings Per Share of Common Stock:
Basic	$1.18	$1.15
Diluted	$1.17	$1.15

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	128,526	83,524
Diluted	129,018	83,524

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Talen Energy Corporation and Subsidiaries
(Unaudited)
(Millions of Dollars)
	Three Months Ended
	March 31,
	2016	2015
Cash Flows from Operating Activities
Net income (loss)	$151	$96
Adjustments to reconcile net income to net cash provided by operating activities
Pre-tax gain from the sale of certain generation facilities	(164)	—
Depreciation	109	77
Amortization	51	46
Defined benefit plans - expense	11	12
Deferred income taxes and investment tax credits	2	13
Unrealized (gains) losses on derivatives, and other hedging activities	(73)	(38)
Other	19	7
Change in current assets and current liabilities
Accounts receivable	7	(16)
Accounts payable	(37)	(94)
Unbilled revenues	19	77
Fuel, materials and supplies	21	73
Prepayments	(13)	34
Counterparty collateral	22	—
Taxes payable	69	30
Other	(6)	(25)
Other operating activities
Defined benefit plans - funding	—	(74)
Other assets	3	5
Other liabilities	5	(2)
Net cash provided by operating activities	196	221
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(99)	(109)
Proceeds from the sale of certain generation facilities	670	—
Purchases of nuclear plant decommissioning trust investments	(60)	(43)
Proceeds from the sale of nuclear plant decommissioning trust investments	54	38
Net (increase) decrease in restricted cash and cash equivalents	34	(7)
Other investing activities	(16)	(9)
Net cash provided by (used in) investing activities	583	(130)
Cash Flows from Financing Activities
Retirement of long-term debt	(43)	(1)
Distributions to predecessor member	—	(191)
Net increase (decrease) in short-term debt	(500)	(30)
Borrowing on long-term revolving credit facility	19	—
Other financing activities	(3)	—
Net cash provided by (used in) financing activities	(527)	(222)
Net Increase (Decrease) in Cash and Cash Equivalents	252	(131)
Cash and Cash Equivalents at Beginning of Period	141	352
Cash and Cash Equivalents at End of Period	$393	$221

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted EBITDA
(Unaudited)
(Millions of Dollars)

	Three Months Ended March 31,
	2016				2015
	East	West	Other	Total	East	West	Other	Total
Net income (loss)				$151				$96
Interest expense				60				36
Income taxes				106				53
Other (income) expense - net				(6)				(7)
Operating income (loss)	$392	$(28)	$(53)	$311	$231	$(1)	$(52)	$178
Depreciation	95	13	1	109	77	—	—	77
Other income (expense) - net	5	1	—	6	7	—	—	7
EBITDA	$492	$(14)	$(52)	$426	$315	$(1)	$(52)	$262
Margins:
Unrealized (gain) loss on derivative contracts (a)	(81)	(1)	—	(82)	(48)	2	—	(46)
Other (b)	3	—	—	3	3	—	—	3
Operation and maintenance:
Stock-based compensation expense (c)	—	—	5	5	—	—	9	9
ARO accretion	9	1	—	10	8	—	—	8
(Gain) loss on sale (d)	(140)	—	—	(140)	—	—	—	—
TSA costs	—	—	13	13	—	—	—	—
Corette closure costs (e)	—	—	—	—	—	4	—	4
Transaction and restructuring costs (f)	—	—	3	3	—	—	3	3
Legal contingency	—	4	—	4	—	—	—	—
Other	(3)	—	—	(3)	—	—	—	—
Other income (expense):
(Gain) loss from NDT funds	(4)	—	—	(4)	(6)	—	—	(6)
Adjusted EBITDA	$276	$(10)	$(31)	$235	$272	$5	$(40)	$237

(a)	Represents unrealized gains (losses) on derivatives. Amounts have been adjusted for insignificant option premiums for the three months ended March 31, 2016 and 2015.

(b)	All periods include OCI amortization on non-active derivative positions.

(c)	For periods prior to June 2015, represents the portion of PPL's stock-based compensation cost allocable to Talen Energy.

(d)	Relates to Ironwood and C.P. Crane sales.

(e)	Operations were suspended and the Corette plant was retired in March 2015.

(f)	Costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted Free Cash Flow
(Unaudited)
(Millions of Dollars)
	Three Months Ended March 31,
	2016	2015
Cash from Operations	$196	$221
Capital Expenditures, excluding growth (a)	(99)	(118)
Counterparty collateral paid (received)	(22)	—
Adjusted Free Cash Flow, including other adjustments	75	103
Cash adjustments (after tax):
Transition Services Agreement costs	8	—
Legal settlement	2	—
Corette closure costs (b)	—	2
Transaction and restructuring costs (c)	15	2
Adjusted Free Cash Flow	$100	$107

(a)	Includes expenditures related to intangible assets.

(b)	Operations were suspended and the Corette plant was retired in March 2015.

(c)	Costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted EBITDA Projections
(Unaudited)
(Millions of Dollars)
	Low - 2016E	Midpoint - 2016E	High - 2016E
Net Income (Loss)	$93	$153	$213
Income Taxes	62	102	142
Interest Expense	220	220	220
Depreciation and Amortization	417	417	417
EBITDA	792	892	992
Stock-based compensation	11	11	11
Asset retirement obligation	40	40	40
Unrealized (gains) losses on derivative contracts (a)	(82)	(82)	(82)
Nuclear decommissioning trust losses (gains)	(12)	(12)	(12)
(Gain) loss on sale (b)	(140)	(140)	(140)
Transition Services Agreement costs and other adjustments (c)	46	46	46
Adjusted EBITDA	$655	$755	$855

(a)	Represents unrealized gains (losses) on derivatives. Amounts have been adjusted for insignificant option premiums.

(b)	Relates to Ironwood and C.P. Crane sales.

(c)	Includes costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
Regulation G Reconciliations
Adjusted Free Cash Flow Projections
(Unaudited)
(Millions of Dollars)
	Low - 2016E	Midpoint - 2016E	High - 2016E
Cash from Operations	$710	$790	$870
Capital Expenditures, excluding growth (a)	(470)	(450)	(430)
Counterparty collateral paid (received)	(22)	(22)	(22)
Transition Services Agreement costs	25	25	25
Transaction and restructuring costs (b)	15	15	15
Legal settlement	2	2	2
Adjusted Free Cash Flow	$260	$360	$460

(a)	Includes expenditures related to intangible assets.

(b)	Costs related to the spinoff transaction, including FERC-required mitigation plan expenses and legal and professional fees.